Exhibit 10.8

FIFTH AMENDMENT TO THE 2002 AMENDED SERVICING AGREEMENT

THIS AMENDMENT (“Amendment”) is made this 6th day of January, 2005 to that certain 2002 Amended Servicing Agreement (“Agreement”) by and between BOSTON SERVICE COMPANY, INC. (“BSC”) and AUTO LENDERS LIQUIDATION CENTER, INC. (“Auto Lenders”).

BACKGROUND

BSC and Auto Lenders wish to amend the Amended Servicing Agreement by changing language in the Second Amendment to the 2002 Servicing Agreement and inserting additional language to Paragraph 4 – Delivery & Reconditioning of Vehicles and by inserting the agreed upon Servicing Fee for calendar year 2007 within Paragraph 9. All other terms and conditions remain in full force and effect.

Language change to Second Amendment to the Amended Servicing Agreement

Paragraph 9 – Consideration

The addition of a sentence to the second paragraph of the amended Paragraph 9 which shall read as follows:

The quarterly payment dates as identified will be reclassified as $100,000 as the Guarantee Fee and $300,000 as a Recon Center Fee.

Change to Fourth Amendment to the Amended Servicing Agreement

Amendment to Paragraph 4 – Delivery and Reconditioning of Vehicles

The paragraph will limit the amount of reimbursed expense by BSC to Auto Lenders covering the period of 02/01/05 through 01/31/06 to $625,000 per month. This amount will only apply to invoices dated during the year 2005 and submitted for reimbursement.

Amendment to Paragraph 9 – Consideration

This Paragraph shall be amended as it pertains to the Guarantee Fees found under Paragraph B (iv) and Paragraph B (v) in which the agreed upon Guarantee Fee for the calendar year 2007 will appear as follows and the revised percentage as it applies to Frame Damage shall become effective with the date shown:

The Guarantee Fee will be $250,000 per month for the period 01/01/07 through 12/31/07.

The fee in the case of Frame Damage shall be 20% of the stated residual value to be effective with all such submissions effective 01/01/05.

IN WITNESS WHEREOF, BSC and Auto Lenders have caused this Fifth Amendment to the 2002 Amended Servicing Agreement to be executed by their duly authorized corporate officers and their corporate seals to be affixed hereto the day and year written beneath their signatures below; each intending this Amendment shall become effective on the date first written above.

AUTO LENDERS LIQUIDATION CENTER, INC.

Attest:	/s/ Kathleen M. Dragg	By:	/s/ Michael J. Wimmer
[Assistant] Secretary		Title:

(Corp. Seal)		Dated:	1-6-05

BOSTON SERVICE COMPANY, INC. t/a
HANN FINANCIAL SERVICE CORP.

Attest:	/s/ Jeri L. Dooley	By:	/s/ Charles L. Dovico
[Assistant] Secretary		Title:	President & CEO

(Corp. Seal)		Dated:	1/6/05